AMC NETWORKS INC. REPORTS FIRST QUARTER 2021 RESULTS

New York, NY – May 7, 2021: AMC Networks Inc. (“AMC Networks” or the “Company”) (NASDAQ: AMCX) today reported financial results for the first quarter ended March 31, 2021.

President and Chief Executive Officer Josh Sapan said: “AMC Networks had solid performance in the first quarter and we are on course to meet our 2021 financial and streaming targets, including reaching at least 9 million paid subscribers by year end. The transition of the company to be the worldwide leader in targeted streaming on the strength of our focused, strong content continues on track. The support of our distribution partners for our streaming efforts and our advanced advertising strides are providing us with both stability and momentum. We believe the high viewer engagement, efficient economic model, and pricing power of our streaming offerings provide us with important strategic advantages which, when coupled with our valuable linear channel offerings, will fuel our growth and continue to position us very well over the near and long term.”

First Quarter Financial Highlights:
•    New segment reporting structure
•    Net revenues of $692 million
•    Operating income of $170 million; Adjusted Operating Income(1) of $238 million
•    Diluted EPS of $2.02; Adjusted EPS(1) of $2.98
•    Net cash provided by operating activities of $108 million; Free Cash Flow(1) of $97 million

Dollars in thousands, except per share amounts	Three Months Ended March 31,
	2021	2020	Change
Net Revenues	$691,741	$734,375	(5.8)%
Operating Income	$169,708	$172,970	(1.9)%
Adjusted Operating Income	$237,979	$222,454	7.0%

Diluted Earnings Per Share	$2.02	$1.22	65.6%
Adjusted Diluted Earnings Per Share	$2.98	$1.47	102.6%

Net cash provided by operating activities	$107,563	$198,408	(45.8)%
Free Cash Flow	$96,562	$182,411	(47.1)%
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(1) See page 6 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income (Loss), Adjusted EPS and Free Cash Flow.

Operational Highlights:
•    On track to achieve previously communicated 2021 and long-term financial and subscriber targets
•    Expanded distribution of AMC+ with launch on YouTube TV
•    Launched five free ad-supported streaming (FAST) channels on VIZIO SmartCast
•    Entered into a strategic partnership with Toronto-based Shaftesbury, an award-winning creator and producer of original TV, film and digital content
•    Premiered Shudder’s “Halfway to Halloween Month” in April, with Shudder’s biggest slate of programming ever
•    Unveiled Upfront Connect 2.0, a powerful planning, creative content, and information tool for advertising clients
•    Launched Acorn TV on Amazon Prime Video Channels in Spain
•    Completed two first-to-market national linear addressable campaigns, a significant and long-awaited step to unleash the potential of addressable advertising on television at scale
•    Completed spin-off of Levity’s live comedy and talent management businesses and related lease obligations(2)

Changes to Segment Reporting:
In the first quarter of 2021, the Company changed its presentation of operating segments, reflecting a reorganized operating structure focused on a multi-platform distribution approach to content monetization. The Company’s streaming services and IFC Films, previously included in the International and Other segment, are now included within the Domestic Operations segment (formerly referred to as the National Networks segment). In addition, certain corporate overhead costs are no longer allocated to the operating segments. Operating segment information for the prior period has been recast to reflect these changes.(3) The new reporting structure consists of the following two operating segments:

• Domestic Operations: Includes activities of our five national programming networks, our streaming services, our AMC Studios operation, IFC Films and AMC Broadcasting & Technology. Our national programming networks are AMC, WE tv, BBC AMERICA, IFC, and SundanceTV. Our streaming services consist of our targeted subscription streaming services (Acorn TV, Shudder, Sundance Now, and ALLBLK), AMC+ and other streaming initiatives. Our AMC Studios operation produces original programming for our programming networks and also licenses such programming worldwide. IFC Films is our film distribution business and AMC Networks Broadcasting & Technology is our technical services business, which primarily services most of the national programming networks.
• International and Other: Includes AMC Networks International (“AMCNI”), our international programming businesses consisting of a portfolio of channels around the world and 25/7 Media Holdings LLC (formerly Levity), our production services business.

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(2) See page 4 for information related to the spin-off of the Levity LiveCo.
(3) See page 12 for a summary of segment reporting changes.

Segment Results
(dollars in thousands)

	Three Months Ended March 31,
	2021	2020	Change
Net Revenues:
Domestic Operations	$573,969	$611,893	(6.2)%
International and Other	121,167	124,828	(2.9)%
Corporate / Inter-segment Eliminations	(3,395)	(2,346)	n/m
Total Net Revenues	$691,741	$734,375	(5.8)%

Operating Income (Loss):
Domestic Operations	$216,459	$224,600	(3.6)%
International and Other	(3,162)	4,361	(172.5)%
Corporate / Inter-segment Eliminations	(43,589)	(55,991)	n/m
Total Operating Income (Loss)	$169,708	$172,970	(1.9)%

Adjusted Operating Income (Loss):
Domestic Operations	$242,533	$241,033	0.6%
International and Other	23,563	17,843	32.1%
Corporate / Inter-segment Eliminations	(28,117)	(36,422)	n/m
Total Adjusted Operating Income	$237,979	$222,454	7.0%

Domestic Operations
•Domestic Operations revenues for the first quarter decreased 6% to $574 million compared to the prior year quarter
•Advertising revenues decreased 7% to $199 million due to shifts in the timing of the airing of original programming and lower delivery, partially offset by higher pricing and ad-supported streaming growth
•Distribution revenues decreased 6% to $375 million
•Content licensing revenues decreased 54%, driven by the timing and availability of original programming, as the result of pandemic-related production delays
•Subscription revenues increased 14% driven by robust growth in streaming revenues, attributable to increased paid streaming subscribers, partially offset by a low-single digit decrease in affiliate revenue, attributable to subscriber universe declines

•Operating Income decreased 4% to $216 million, and Adjusted Operating Income increased 1% to $243 million, reflecting a decrease in operating expenses including lower programming expenses, partly offset by increased marketing investments to support the growth of streaming revenue

International and Other
•International and Other revenues for the first quarter of 2021 decreased 3% to $121 million compared to the prior year quarter
•Distribution and Other revenues decreased 6% to $100 million primarily due to live venue closures and the timing of productions at Levity (prior to the LiveCo spin-off) and a decrease in distribution revenues at AMCNI
•Advertising revenues increased 11% largely related to the favorable impact of foreign currency translation at AMCNI

•Operating Loss was $3 million compared to Operating Income of $4 million in the prior year period; Adjusted Operating Income increased 32% to $24 million
•Operating Loss and Adjusted Operating Income reflected the decrease in revenues partially offset by the favorable impact of foreign currency translation and the recovery of bad debt
•Operating Loss reflected a $16 million charge related to the Levity LiveCo spin-off transaction

Other Matters

Levity Spin-off Transaction
In March 2021, the Company completed a spin-off of the live comedy venue and talent management businesses ("LiveCo") of Levity Entertainment Group, LLC. In connection with the transaction, the Company effectively exchanged all of its rights and interests in LiveCo for the release of its obligations, principally related to leases. As a result of this divestiture, the Company recognized a loss on the disposal of $16.1 million reflecting the net assets transferred (consisting of property and equipment, lease right-of-use assets and intangibles, partially offset by lease and other obligations), which is included in Impairment and other charges. The Company retained its interest in the production services business of Levity Entertainment Group, LLC, which was renamed 25/7 Media Holdings LLC following the spin-off.

Amendment to Amended and Restated Credit Agreement
As previously disclosed, on February 8, 2021, AMC Networks entered into Amendment No. 1 to its existing Credit Agreement. Amendment No. 1 extends the maturity dates of the $675 million term loan A facility and $500 million revolving credit facility under the Credit Agreement to February 8, 2026, and makes certain other amendments to the covenants and other provisions of the Credit Agreement.

Senior Notes Issuance / Debt Redemption
As previously disclosed, on February 8, 2021, AMC Networks issued $1.0 billion aggregate principal amount of 4.25% senior notes due February 15, 2029 in a registered public offering and received net proceeds of $982.3 million, after deducting underwriting discounts, commissions and expenses. The Company used the net proceeds to redeem (i) the remaining $400 million principal amount of the Company’s 4.75% senior notes due 2022 and (ii) $600 million principal amount of the Company’s 5.00% senior notes due 2024 on February 26, 2021.

Stock Repurchase Program
As previously disclosed, the Company’s Board of Directors has authorized a program to repurchase up to $1.5 billion of the Company’s outstanding shares of common stock. The Company will determine the timing and the amount of any repurchases based on its evaluation of market conditions, share price, and other factors. The stock repurchase program has no pre-established closing date and may be suspended or discontinued at any time. During the first quarter 2021, the Company did not repurchase any shares. As of March 31, 2021, the Company had $135 million available for repurchase under the stock repurchase program.

Restructuring and Other Related Charges
In November 2020, management commenced a restructuring plan (the “2020 Plan”) designed to streamline the Company’s operations through a reduction of its domestic workforce. The 2020 Plan is intended to improve the organizational design of the Company through the elimination of certain roles and centralization of certain functional areas of the Company. In connection with the 2020 Plan, in the first quarter 2021, the Company incurred severance and other personnel costs of $4.1 million. Additional restructuring and other related charges for first quarter 2021 were $4.5 million, which related to costs associated with the termination of distribution in certain territories.

Please see the Company’s Form 10-Q for the period ended March 31, 2021 for further details regarding the above matters.

Description of Non-GAAP Measures

The Company defines Adjusted Operating Income (Loss), which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment and other charges (including gains or losses on sales or dispositions of businesses), restructuring and other related charges, and including the Company’s proportionate share of adjusted operating income (loss) from majority owned equity method investees. Because it is based upon operating income (loss), Adjusted Operating Income (Loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that Adjusted Operating Income (Loss) is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. Adjusted Operating Income (Loss) and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in the industry.

Internally, the Company uses net revenues and Adjusted Operating Income (Loss) measures as the most important indicators of its business performance, and evaluates management’s effectiveness with specific reference to these indicators. Adjusted Operating Income (Loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to Adjusted Operating Income (Loss), please see page 9 of this release.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures and cash distributions to noncontrolling interests, all of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of net cash provided by operating activities to Free Cash Flow, please see page 10 of this release.

The Company defines Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share excluding the following items: amortization of acquisition-related intangible assets; impairment and other charges (including gains or losses on sales or dispositions of businesses); non-cash impairments of goodwill, intangible and fixed assets; restructuring and other related charges; and gains and losses related to the extinguishment of debt; as well as the impact of taxes on the aforementioned items. The Company believes the most comparable GAAP financial measure is earnings per diluted share. The Company believes that Adjusted EPS is one of several benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although the Company’s measure of Adjusted EPS may not be directly comparable to similar measures reported by other companies. For a reconciliation of earnings per diluted share to Adjusted EPS, please see pages 11 of this release.

Forward-Looking Statements

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Conference Call Information

AMC Networks will host a conference call today at 8:30 a.m. ET to discuss its first quarter 2021 results. To listen to the call, visit http://www.amcnetworks.com or dial 833-714-3268, using the following conference ID: 4983104.

About AMC Networks Inc.

AMC Networks is a global entertainment company known for its popular and critically-acclaimed content. Its portfolio of brands includes AMC, BBC AMERICA (operated through a joint venture with BBC Studios), IFC, SundanceTV, WE tv, IFC Films, and a number of fast-growing streaming services, including the AMC+ premium streaming bundle, Acorn TV, Shudder, Sundance Now and ALLBLK. AMC Studios, the Company’s in-house studio, production and distribution operation, is behind award-winning owned series and franchises, including The Walking Dead, the highest-rated series in cable history. The Company also operates AMC Networks International, its international programming business, and 25/7 Media, its production services business.

Contacts

Investor Relations	Corporate Communications
Nicholas Seibert (646) 740-5749	Georgia Juvelis (917) 542-6390
nicholas.seibert@amcnetworks.com	georgia.juvelis@amcnetworks.com

AMC NETWORKS INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues, net	$691,741	$734,375
Operating expenses:
Technical and operating (excluding depreciation and amortization)	280,572	344,060
Selling, general and administrative	191,535	184,649
Depreciation and amortization	25,246	26,730
Impairment and other charges	16,055	—
Restructuring and other related charges	8,625	5,966
	522,033	561,405
Operating income	169,708	172,970
Other income (expense):
Interest expense	(34,742)	(37,564)
Interest income	2,342	4,555
Loss on extinguishment of debt	(22,074)	(2,908)
Miscellaneous, net	5,406	(29,939)
	(49,068)	(65,856)
Income from operations before income taxes	120,640	107,114
Income tax expense	(25,915)	(33,588)
Net income including noncontrolling interests	94,725	73,526
Net income attributable to noncontrolling interests	(7,704)	(4,859)
Net income attributable to AMC Networks’ stockholders	$87,021	$68,667

Net income per share attributable to AMC Networks’ stockholders:
Basic	$2.08	$1.24
Diluted	$2.02	$1.22

Weighted average common shares:
Basic	41,930	55,477
Diluted	43,171	56,061

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31, 2021
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$216,459	$(3,162)	$(43,589)	$169,708
Share-based compensation expense	5,639	1,231	6,576	13,446
Depreciation and amortization	13,373	4,949	6,924	25,246
Impairment and other charges	—	16,055	—	16,055
Restructuring and other related charges	2,427	4,490	1,708	8,625
Cloud computing amortization	—	—	264	264
Majority owned equity investees AOI	4,635	—	—	4,635
Adjusted operating income (loss)	$242,533	$23,563	$(28,117)	$237,979

	Three Months Ended March 31, 2020
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$224,600	$4,361	$(55,991)	$172,970
Share-based compensation expense	2,724	609	12,179	15,512
Depreciation and amortization	10,951	8,896	6,883	26,730
Restructuring and other related charges	1,482	3,977	507	5,966
Majority owned equity investees AOI	1,276	—	—	1,276
Adjusted operating income (loss)	$241,033	$17,843	$(36,422)	$222,454

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

Capitalization	March 31, 2021
Cash and cash equivalents	$993,123

Credit facility debt (a)	$675,000
Senior notes (a)	2,200,000
Total debt	$2,875,000

Net debt	$1,881,877

Finance leases	30,093
Net debt and finance leases	$1,911,970

	Twelve Months Ended March 31, 2021
Operating Income (GAAP)	$439,382
Share-based compensation expense	50,842
Depreciation and amortization	103,122
Impairment and other charges	138,282
Restructuring and other related charges	37,727
Cloud computing amortization	464
Majority owned equity investees	12,317
Adjusted Operating Income (Non-GAAP)	$782,136

Leverage ratio (b)	2.4	x

(a)Represents the aggregate principal amount of the debt.
(b)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended March 31, 2021. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned.

Free Cash Flow	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$107,563	$198,408
Less: capital expenditures	(8,537)	(12,916)
Less: distributions to noncontrolling interests	(2,464)	(3,081)
Free cash flow	$96,562	$182,411

Adjusted Earnings Per Diluted Share
	Three Months Ended March 31, 2021
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$120,640	$(25,915)	$(7,704)	$87,021	$2.02
Adjustments:
Amortization of acquisition-related intangible assets	9,541	(1,496)	(3,027)	5,018	0.11
Impairment and other charges	16,055	(3,824)	—	12,231	0.28
Restructuring and other related charges	8,625	(986)	(29)	7,610	0.18
Loss on extinguishment of debt	22,074	(5,257)	—	16,817	0.39
Adjusted Results (Non-GAAP)	$176,935	$(37,478)	$(10,760)	$128,697	$2.98

	Three Months Ended March 31, 2020
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$107,114	$(33,588)	$(4,859)	$68,667	$1.22
Adjustments:
Amortization of acquisition-related intangible assets	12,132	(2,023)	(3,027)	7,082	0.13
Restructuring and other related charges	5,966	(1,458)	—	4,508	0.08
Loss on extinguishment of debt	2,908	(693)	—	2,215	0.04
Adjusted Results (Non-GAAP)	$128,120	$(37,762)	$(7,886)	$82,472	$1.47

Summary of Segment Reporting Changes
The following tables present a reconciliation from our historical segments to our new segments for three months ended March 31, 2020. Segment changes consist of the following:

1.The Company's streaming services and IFC Films, previously in International and Other are now included within the Domestic Operations Segment (formerly referred to as the National Networks segment).
2.Corporate overhead costs will no longer be allocated to the operating segments. Corporate overhead includes such costs as executive salaries and benefits, costs of maintaining corporate headquarters, facilities and common support functions (such as human resources, legal, finance, strategic planning and information technology).

	Three months ended March 31, 2020
	As Originally Reported	Segment Changes	Corporate / Inter-segment Eliminations	Recast
Revenue
National Networks/Domestic Operations	$566,939	$51,042	$(6,088)	$611,893
International and Other	170,494	(51,042)	5,376	124,828
Inter-segment Eliminations	(3,058)	—	712	(2,346)
Total Consolidated Revenue	$734,375	$—	$—	$734,375

Adjusted Operating Income
National Networks/Domestic Operations	$217,587	$(3,731)	$27,177	$241,033
International and Other	7,671	3,731	6,441	17,843
Corporate / Inter-segment Eliminations	(2,804)	—	(33,618)	(36,422)
Total Consolidated Adjusted Operating Income	$222,454	$—	$—	$222,454